Exhibit 10.1.36

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE

CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Amended and Restated

Product Development and Manufacturing Agreement

ThinKom 30” VICTS Ku Rx (“K4”) Antenna System

This AMENDED AND RESTATED PRODUCT DEVELOPMENT AND MANUFACTURING AGREEMENT (including the amendments and Exhibits hereto, the “Agreement”) is made effective as of April 1, 2016 (the “Restatement Effective Date”) between Gogo LLC, a Delaware limited liability corporation, with a principal place of business located at 111 N. Canal Street, Suite 1500, Chicago, IL 60606, (“Gogo”) and ThinKom Solutions, Inc., a California Corporation, with a principal place of business located at 4881 West 145th Street, Hawthorne, CA 90250 (“ThinKom”). Gogo and ThinKom may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, the Parties previously executed the Product Development and Manufacturing Agreement for the ThinKom 30” VICTS Ku Rx (“K4”) Antenna System dated November 14, 2012, as previously amended by Amendment 1 dated June 10, 2014, Amendment 2 dated January 31, 2015, and Amendment 3 dated May 12, 2015 and Exhibit A, Revision 1 and Exhibit A-2, Revision 1(collectively the “Original Agreement”).

WHEREAS, the Parties desire to amend and restate the Original Agreement to consolidate the previously listed amendments and memorialize recent discussions between the Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises herein set forth, the Parties hereby agree as follows:

1.	Services. Under the terms of this Agreement, Gogo retains ThinKom to develop, manufacture, complete successful testing of, and deliver to Gogo the product set forth in any Exhibit A (the “Product”), and any other Deliverables agreed to by the Parties in accordance with Gogo’s specifications and requirements. The term “Deliverables” means any and all documents, designs, computer programs, computer systems, hardware, data, computer documentation, and other tangible materials authored or prepared by ThinKom and delivered to Gogo pursuant to this Agreement, including any ThinKom Technology incorporated therein.

2.

Development, Manufacture and Acceptance. ThinKom will develop, manufacture and deliver the Product and Deliverables described in any Exhibit A. Gogo will have up to thirty (30) business days to examine each of the foregoing and determine if it conforms to the applicable specifications and requirements. If the Products and Deliverables meet the requirements, Gogo will signify acceptance of the Products and Deliverables in writing to ThinKom or by placing a purchase order for production units (“Acceptance”). Gogo’s acceptance of any Product or Deliverable will not release ThinKom from its warranty obligations under this Agreement, including any of its Exhibits. If any Product or Deliverable does not meet the requirements, in Gogo’s opinion, Gogo will indicate rejection of the foregoing, and provide ThinKom with a written list of errors. Within ten (10) days of receiving a rejection, ThinKom will identify the cause of the problem and define a plan to correct such errors so that the Product and Deliverable conforms to the applicable requirements. Upon correction of the errors, ThinKom will re-deliver the corrected items to Gogo, at ThinKom’s expense, which corrected items will be subject to the Acceptance procedure described in this Section. However, if errors still exist after three (3) attempts at correction by ThinKom and

1

ThinKom is not able to provide reasonable corrections, Gogo may terminate this agreement by providing notice to ThinKom with Gogo’s description of the remaining errors. As of the Restatement Effective Date, ThinKom has delivered all Deliverables set forth in any Exhibit A in existence as of such date.

3.	Changes. After consultation with ThinKom, Gogo may request changes to the Products or Deliverables at any time prior to Acceptance. Requests for changes will be submitted in writing. For any changes, which ThinKom determines, are material (defined as any change that would increase the cost or time of the development cycle either individually or cumulatively taking changes in to account), ThinKom will submit cost and schedule impact to Gogo for review and concurrence. Upon agreement by ThinKom and Gogo, Gogo and ThinKom will document the agreed changes appropriately. If ThinKom and Gogo do not agree to the impact of any change within ten (10) business days of Gogo submitting a requested change and ThinKom submitting the given schedule and cost impact, Gogo may terminate this Agreement by notice to ThinKom. As of the Restatement Effective Date, the Parties agree that Gogo no longer has the option to terminate this Agreement on the basis outlined in this Paragraph.

4.	Support. ThinKom will provide Product warranty support under the terms and conditions described in Exhibit B: Support Terms.

5.	Warranty.

5.1	[***]

5.2	[***]

5.3	After the warranty period stated herein has expired, some manufacturer and/or licensor’s warranties may still be in effect, and Gogo shall look solely to such manufacturer and/or licensor for warranty repair.

5.4	ThinKom warrants that neither the Product nor Deliverables contains or will contain any disabling procedures (as defined in the next sentence). “Disabling procedures” means any code or instructions that is capable of accessing, modifying, disabling, interfering with or otherwise harming the Product, Deliverables, any connected system, or any information resident on such a system, except in a manner that is intended for the functionality of the Product and fully disclosed in the documentation of the Deliverables. For example, “disabling procedures” includes any virus or other malicious code, software lock, time bomb or trap door. Immediately upon discovery of any disabling procedures that may be included in the Product or Deliverables, ThinKom will notify Gogo, and will take any action necessary to identify and eradicate such disabling procedures, and to carry out any recovery necessary to remedy the impacts of such disabling procedures, at ThinKom’s expense.

5.5	ThinKom shall remedy any latent defects that arise from defects in design, materials, or workmanship. Such latent defects shall be remedied in the Products in question as well as in all other similar Products supplied under this Agreement in accordance with the warranty provisions contained herein whether or not a failure has appeared for any such similar Product for all Products that are within three (3) years of the delivery date. The rights and remedies provided in this Section are in addition to and do not limit any other rights of Gogo under this Agreement or at law.

5.6	Issue Identification and Remediation.

(a)	Issue Identification. If Gogo identifies any issues, it may report them to ThinKom. Gogo shall assign a severity level to any such issue. ThinKom shall respond to Gogo’s reporting of any issue as promptly as possible, and shall use commercially reasonable efforts to diagnose and resolve all issues.

Confidential and Proprietary	2	Gogo LLC

(b)	Severity Levels and Response Times. For all issues at each severity level, ThinKom shall respond as identified below.

Issue Severity	Initial Response and Assessment
Severity Level 1	Within 24 hours, and if mutually agreed between Gogo and ThinKom that ThinKom needs to be physically present to trouble shoot the issue, ThinKom will promptly dispatch personnel to support.
Severity Level 2	Within 96 hours
Severity Level 3	Within 144 hours

Severity Level 1 means any hardware or software issue causing an airborne outage of greater than 15 minutes.

Severity Level 2 means any hardware or software issue that, as demonstrated by Gogo, causes partial loss of service.

Severity Level 3 means any hardware or software issue that causes degradation of service without causing a loss of service.

5.7	Support Services. During the Warranty Period and post production support phase, ThinKom shall provide unencrypted data logs and the remote analysis of data sets for troubleshooting. Separate fees will be paid by Gogo for support services required after the expiration of the Warranty Period for Products or for support services, which are not related to warranty services. The support period for Products shall continue and survive the termination of the Agreement, subject to mutual agreement on a reasonable cost for any required support services, until such times that the Parties agree to discontinue support.

5.8	THIS IS THE ONLY WARRANTY GIVEN BY THINKOM. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED, EXCEPT ANY WARRANTIES, WHICH CANNOT BY LAW BE EXCLUDED.

6.	Price and Payment. Gogo will pay ThinKom the fees, in accordance with the schedule, set forth in an Exhibit A. Gogo will pay for Product and Deliverables at the prices set forth in such Exhibit A. Payments will be in U.S. dollars. Payments will be due NET 30 days from invoice date, unless otherwise agreed by the Parties in writing.

7.	Ownership. This section describes the ownership of the work product developed pursuant to this agreement, and all intellectual property rights related thereto, including copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights, and rights to enforce all of the foregoing (“Proprietary Rights”).

7.1

“Technology” means any and all technical information (including ideas, techniques, designs, inventions, know-how, processes, algorithms and specifications). “Gogo Technology” means the Technology provided by Gogo to ThinKom pursuant to this Agreement. “ThinKom Technology” means the Technology that was in ThinKom’s possession or in development prior to receipt of any Gogo Technology under this Agreement, and that ThinKom uses in performing its services under this Agreement. “Project Technology” means the Technology, which is conceived, made, reduced to practice, or learned by ThinKom, or jointly, in the course of work performed under this Agreement. The Project

Confidential and Proprietary	3	Gogo LLC

Technology does not include the ThinKom Technology or the Gogo Technology or Technology derived from either ThinKom Technology or Gogo Technology. Should Gogo identify any technology that Gogo claims is Project Technology, Gogo shall promptly notify ThinKom in writing of the specific Project Technology. ThinKom shall have 30 days to give written notice to Gogo if ThinKom does not agree that noted technology should be deemed Project Technology. If ThinKom disagrees and Gogo and ThinKom are not able to come to a resolution within 60 days of ThinKom’s written notice of disagreement to Gogo, the parties shall resolve the disagreement per the arbitration clause outlined in the Escrow Agreement, Paragraph 7.

7.2	Gogo warrants that it owns, or has the right to use in accordance with this Agreement, all Gogo Technology. ThinKom warrants that it owns, or has the right to use in accordance with this Agreement, all ThinKom Technology (including the right to grant the license described in the next section with respect to any ThinKom Technology that is owned by a third party).

7.3	The Gogo Technology and the Project Technology is the exclusive property of Gogo. ThinKom will promptly disclose to Gogo in writing all Project Technology. ThinKom irrevocably assigns to Gogo all right, title and interest worldwide in and to the Project Technology and all proprietary rights related thereto, and acknowledges that the fees received under this Agreement include good and valuable consideration for such assignment. ThinKom retains no rights to use the Project Technology, and agrees not to challenge the validity of Gogo’s ownership therein. Gogo owns all right, title, and interest in Technology developed by or for Gogo independent of this Agreement (including improvements thereto).

7.4	ThinKom agrees to not supply or disclose any Gogo Technology or any Project Technology to any third party pursuant to Sections 9 and 10. Gogo agrees not to disclose any ThinKom Technology to any third party, other than such information about the ThinKom Technology, as set forth in Section 8 or that is required to install and operate Products by Gogo or its customers.

7.5	The ThinKom Technology is the exclusive property of ThinKom. Gogo has no rights to use ThinKom technology except pursuant to the license granted in Section 8 of this Agreement. ThinKom owns all right, title, and interest in Technology developed by or for ThinKom independent of this Agreement (including improvements thereto).

7.6	Upon request, ThinKom will assist Gogo in every proper way to obtain and enforce Proprietary Rights relating to the Project Technology in all countries. ThinKom will execute such documents and perform such other acts as Gogo may reasonably request to that end. ThinKom’s obligation to assist will continue beyond the termination of this Agreement, but Gogo will reasonably compensate ThinKom for such assistance. If Gogo is unable after reasonable effort to secure ThinKom’s signature on any document described in the preceding sentence, ThinKom hereby irrevocably designates and appoints Gogo and its officers as ThinKom’s attorney in fact, which appointment is coupled with an interest, to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this subsection with the same effect as if executed by ThinKom. ThinKom hereby quitclaims to Gogo any and all claims that ThinKom now has or may hereafter have for infringement of any proprietary rights assigned to Gogo under this section.

8.	Licenses. Each party grants to the other a limited license to use certain Technology as described in this section.

8.1

With respect to any ThinKom Technology that is incorporated in or required in connection with the use of any Product or Deliverable under this Agreement, ThinKom hereby grants to Gogo a perpetual, non-exclusive, royalty-free, irrevocable, worldwide license, with full

Confidential and Proprietary	4	Gogo LLC

rights of assignment and sublicense, to use, perform, copy, display, reproduce, market, sell, and distribute such ThinKom Technology as a component of the Product. Notwithstanding the foregoing, Gogo’s rights to perform, copy or reproduce such ThinKom Technology shall be only in the event Gogo exercises its rights pursuant to the terms of Section 8.2 below.

8.2	Should ThinKom cease to be a going concern or discontinues or is unwilling to manufacture or produce the Product, then with respect to any ThinKom Technology that is incorporated in or required in connection with the use of any Product or Deliverable under this Agreement, Gogo has the full right and authority pursuant to the grant of the license set forth in Section 8.1, to, for the Commercial and Business Aviation Sectors, use, perform, copy, display, reproduce, market, sell, and distribute such ThinKom Technology as a component of the Product by all means now known or later developed, to modify the Product and Deliverables, and to manufacture or have the Product and Deliverables manufactured.

8.3	With respect to any Gogo Technology that is incorporated in or required in connection with the manufacture of the Product, during the term and subject to the provisions of this Agreement, Gogo grants to ThinKom a royalty-free, worldwide, non-exclusive license, with full rights of assignment to permitted assignees of ThinKom’s other rights under this Agreement, to use such Gogo Technology to manufacture or have manufactured the Product or Deliverables solely for Gogo.

8.4	Should ThinKom cease to be a going concern or discontinues or is unwilling to manufacture or produce the Product, then with respect to any ThinKom Technology that is incorporated in or required in connection with the use of any Product or Deliverable under this Agreement, Gogo has the full right and authority pursuant to the grant of the license set forth in Section 8.1, to use, perform, copy, display, reproduce, market, sell, and distribute such ThinKom Technology as a component of the Product by all means now known or later developed, to modify the Product and Deliverables, and to manufacture or have the Product and Deliverables manufactured, and if ThinKom ceases to be a going concern or discontinues or is unwilling to manufacture or produce the Product, such license is granted to Gogo without Gogo incurring any additional obligation to ThinKom. Upon the occurrence of any Step-In Event, Gogo may, during a period of up to three (3) months, remain in any ThinKom facility. Gogo will be responsible for all costs associated with actions Gogo takes related to any Step-In-Event, including Gogo costs and any third party costs.

8.5	For the purposes of Section 8.4, a “Step-In-Event” means any or all of the following: (i) ThinKom is consistently unable to fulfill its on-time delivery requirements under the Agreement, (ii) the Product fails to meet the MTBF requirements under this Agreement, or (iii) the delivered Products are deemed to have Excessive Defects.

9.	Exclusivity. [***]

10.	Noncompetition. [***]

11.	Purchase Orders.

11.1	Other Gogo affiliate companies may place a purchase order under this Agreement by executing the applicable transaction documents. All terms and conditions within this Agreement shall govern any such purchase orders with the exception of shipping, delivery, and invoicing address, which will be identified within the text of the applicable transaction documents.

11.2

During the Term, ThinKom agrees to sell to Gogo the Products ordered by Gogo’s duly issued purchase orders on the terms and conditions provided herein, and Gogo agrees to buy its requirements for the 2Ku antenna from ThinKom. Each purchase order shall be deemed to be incorporated as part of this Agreement upon Gogo’s issuance thereof. A purchase order shall be deemed accepted by ThinKom in the event ThinKom fails to provide proper

Confidential and Proprietary	5	Gogo LLC

written notice of rejection within forty eight (48) hours of ThinKom’s receipt of the Purchase Order in accordance with the terms and conditions of this Agreement. ThinKom shall have the right to reject a purchase order only if the purchase order does not comply with the express requirements of this Agreement, and then only until Gogo corrects such purchase order.

12.	Escrow Documentation. The parties will implement escrow as described in this section.

12.1	The Parties will execute an escrow agreement as part of the execution of this Agreement in substantially the form attached as Exhibit C (the “Escrow Agreement”) with Escrow Associates, Inc. (or another escrow agreement on terms reasonably acceptable to both parties with a third party escrow agent in the U.S. reasonably acceptable to both parties). Upon completion of development and Gogo’s acceptance of the initial 10 Black Label Shipset Units, ThinKom will make the Initial Deposit as defined in 1(a) of the Escrow Agreement. ThinKom will deposit updates, replacements and duplicate Deposits as described in paragraph 1(b) of the Escrow Agreement.

12.2	The occurrence of any of the events described in paragraph 6 of the Escrow Agreement will trigger release of the Deposit held in escrow.

12.3	All fees for establishing the Escrow Agreement and maintaining Gogo, as a beneficiary thereof will be paid by Gogo.

If the Deposit is released to Gogo pursuant to the Escrow Agreement, Gogo will not become the owner of the Deposit, but Gogo will have a perpetual, non-exclusive, irrevocable, worldwide license, to use, copy, display, and reproduce Technology based on the Deposit to manufacture or have manufactured the Product based on the Deposit. Gogo shall have the right to inspect and review the contents of the Deposit, upon notice to the third party escrow agent and ThinKom, for the sole purpose of verifying the accuracy and completeness of the Deposit. ThinKom shall have the right to be present at the time of inspection, and Gogo agrees that in conjunction with such verification and inspection, it shall not copy or retain any reviewed information of the Deposit without the consent of ThinKom.

13.	Confidentiality. The terms of this Agreement are Confidential Information under the January 3, 2008 Mutual Nondisclosure Agreement between ThinKom and Gogo (the “Confidentiality Agreement”). The Confidentiality Agreement is incorporated herein and will continue to govern Confidential Information exchanged during the term of this Agreement. If there is any conflict between the provisions of the Confidentiality Agreement and this Agreement, this Agreement will govern. Those provisions of the Confidentiality Agreement that are stated to survive termination, will survive termination of this Agreement. This execution of this Agreement will extend the term of the Confidentiality Agreement so that it does not expire until the Termination of this Agreement. The parties agree that the existence of the relationship under this Agreement is considered Confidential Information and neither party shall issue a press release or any information to any third party concerning the relationship with out the prior written consent of the other party.

14.	General Indemnity. ThinKom shall indemnify, defend and hold harmless Gogo and its respective representatives, from and against the entirety of any and all claims, liabilities, losses, damages, judgments, and expenses (including attorney’s fees) incident thereto and incident to establishing the right to indemnification (collectively “Losses”) for loss to property or injury to or death of any person not a Party to this Agreement, arising out of or in connection with the design, manufacture, and support of Products and Deliverables. Gogo shall indemnify, defend and hold harmless ThinKom and its respective representatives, from and against the entirety of any and all claims, liabilities, losses, damages, judgments, and expenses (including attorney’s fees) incident thereto and incident to establishing the right to indemnification (collectively “Losses”) for loss to property or injury to or death of any person not a Party to this Agreement, arising out of Gogo’s performance of its obligations under this Agreement.

Confidential and Proprietary	6	Gogo LLC

15.	Intellectual Property Indemnity. ThinKom hereby indemnifies, defends, and holds Gogo harmless against all loss, liability or expense (including reasonable attorney and witness fees and expenses) arising out of any claim brought by a third party that any Product, Deliverable, or Product software infringes upon, misappropriates, or otherwise violates any intellectual property rights owned or controlled by a third party. In the event that a Product, Deliverable, or Product software is held or is believed by ThinKom to infringe, misappropriate, or otherwise violate any intellectual property rights owned or controlled by a third party, ThinKom will have the option, at its expense, to (a) modify the Product, Deliverable, or Product software to be non-infringing, (b) obtain for Gogo the right to continue using and selling the Product, Deliverable, or Product software, or (c) substitute a non-infringing product of equivalent form, fit, function, weight and quality. The indemnity under this section is subject to the conditions that ThinKom is notified of the claim and given the opportunity to control the defense and settlement.

16.	Authorization. ThinKom has provided Gogo with an English language version of ThinKom’s agreement(s) with its employees and representatives regarding confidential information and ownership of inventions. ThinKom represents and warrants that every employee or representative who works on the Project Technology or who has access to Gogo’s Confidential Information will first have signed an agreement with ThinKom in the form approved by Gogo. ThinKom will obtain and maintain all governmental approvals necessary to develop and supply the Products to Gogo, and to perform its other obligations under this Agreement. If this Agreement, or any technology transfer, license or assignment authorized by this Agreement, is required to be filed with, registered with, or approved by any governmental authorities of ThinKom’s jurisdiction, ThinKom will (a) promptly inform Gogo of such requirements, (b) comply with such requirements at ThinKom’s expense, and (c) provide copies of such registrations or approvals to Gogo upon request. ThinKom will immediately advise Gogo of any legal notices, claims or demands served on ThinKom, which might affect Gogo. Prior to signing and throughout the term of this Agreement, ThinKom will notify Gogo of any law of ThinKom’s jurisdiction that conflicts with any provision of this Agreement. Gogo may terminate this Agreement immediately upon notice to ThinKom if (1) ThinKom breaches its obligations under this section, or (2) any relevant authority requires an amendment to this Agreement, which is not acceptable to Gogo as a condition to approval or registration of this Agreement.

17.	Term and Termination.

17.1	This Agreement is effective as of the Original Agreement effective date and will continue in effect through December 31, 2025, and thereafter will automatically renew from year to year unless terminated upon notice at least 90 days prior to the renewal date (the “Term”). Either Party may terminate this Agreement in accordance with Section 17 of this Agreement. [***] Either Party may terminate this Agreement immediately upon notice to the other:

(a)	if the other party materially breaches any of its obligations under this Agreement and the breach is not cured within 30 days after notice thereof and the parties are unable to mutually agree to a reasonable acceptable recovery plan within the 30 day period; or

(b)	if the other party files insolvency proceedings, or files an answer not seeking dismissal of an insolvency proceeding, or is adjudged insolvent; if substantially all assets of the other party are transferred to an assignee for the benefit of creditors, a receiver or a trustee; if the other party loses any governmental authorization necessary to fulfill its obligations under this Agreement; or if the other party ceases to carry on business.

Confidential and Proprietary	7	Gogo LLC

17.2	Upon termination of this Agreement prior to delivery to Gogo of the initial ten (10) Black Label Shipset units described in Section 3 (b) of Exhibit A-1, ThinKom will promptly deliver to Gogo all Gogo property in the possession of ThinKom, and all work accomplished by ThinKom or in process, and documentation relating to the Product, Deliverable, or Product software, existing at the time of termination, and Gogo will promptly make payment to ThinKom as set forth in Section 5 of Exhibit A-1. As of the Restatement Effective Date, each party’s rights and obligations under this Section 17.2 have ended.

17.3	The Parties have considered the investment required to perform this Agreement and possible losses in the event of termination, and agree that the rights of termination provided in this Agreement are absolute.

18.	Limitation of Liability. EXCEPT FOR EACH PARTY’S INDEMNITY OBLIGATIONS UNDER THIS Agreement, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES ARISING FROM TERMINATION OF THIS AGREEMENT (WHETHER BASED ON LOSS OF INVESTMENT, GOOD WILL, PROSPECTIVE PROFITS OR OTHERWISE). The preceding sentence does not limit either Party’s liability for breach of this Agreement.

19.	Quantity Terms. Gogo is not obligated to procure any minimum quantity of Products, Deliverables, or services under this Agreement to obtain the pricing for Products set forth in this Agreement except when ordering, Gogo will need to comply with the minimum purchase order quantity specified in Exhibit A-1 and Exhibit A-2. Gogo will purchase a quantity of Products as stated on purchase orders made under this Agreement. Actual quantities will be indicated on a purchase order. Pricing set out in this Agreement or the Exhibits will apply regardless of actual quantities ordered under this Agreement.

20.	Taxes. ThinKom is responsible for, and indemnifies Gogo against, any and all taxes (including without limitation any related penalties, interest, fees, etc. associated therewith) arising out of or in connection with ThinKom’s business operations to produce or procure the Products and services to be sold to Gogo under this Agreement. In no event will ThinKom attempt to bill or invoice Gogo for any taxes described in this Section. Gogo represents that it is purchasing the Products for resale purposes only and Gogo shall provide a valid resale exemption certificate to ThinKom with respect to any sales and/or use taxes.

21.	Title and Risk of Loss. Title and all risk of loss or damage to all Products and Deliverables to be delivered UNDER this Agreement will remain with ThinKom until such Products or Deliverables are shipped FOB ThinKom’s facility (INCOTERMS 2010) per Gogo’s instructions. Processing of claims relating to loss of or damage to Products or Deliverables will be managed by the Party responsible for risk of loss or damage to such Products or Deliverables at the time the claim arises.

22.	Delivery Schedules.

22.1	The required delivery schedule for Products and Deliverables will be indicated on the purchase orders issued by Gogo. Gogo will make commercially reasonable effort to place purchase orders honoring ThinKom’s lead-time, however, if the purchase order delivery dates fall inside of the ThinKom lead-time, ThinKom will use commercially reasonable efforts to meet the date on the purchase order for those Products and Deliverables scheduled inside lead-time. ThinKom will not be in breach of its obligation to deliver Products and Deliverables per the schedule in the purchase orders (when that Product or Deliverable is scheduled inside the lead-time), provided that ThinKom has exercised commercially reasonable efforts to meet such date. For avoidance of doubt, all other deliveries in the purchase orders (that fall outside lead-time) will be delivered in accordance with the terms of this Agreement.

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22.2	Lead time for deliveries from the placement of a purchase order [***], and changes remain subject to written agreement by the Parties and solely based on industry-wide changes in lead times for raw material, components and assemblies purchased as part of the LRUs ThinKom provides to Gogo. [***] The additional lead-time shall apply to only the Product units in excess of ThinKom’s then current production capacity. The Parties will negotiate time frames for how quickly significant increases in volume can be implemented.

22.3	[***]. ThinKom shall make available to Gogo, at least monthly in writing or electronically, a schedule of open orders from Gogo along with planned ‘ship by’ dates for each of the open line items due on Gogo’s dock within the following six months.

22.4	Following ThinKom’s acceptance of a purchase order, and the specified Product unit delivery dates therein or delivery dates as otherwise mutually agreed upon between the Parties, if ThinKom fails to meet the agreed upon delivery dates for the Product(s), Gogo may in its sole option and discretion, claim a penalty for the delay in delivery of the Product unit(s) equal to [***] of the total value of the late Product unit(s), however, such penalty shall start with the 11th day after the scheduled ship date and Gogo shall not assess any penalty on shipments made within 10 days of the scheduled date. In no event shall the late penalty exceed [***]. Gogo and ThinKom agree to establish a monthly review process in which open purchase order due dates are reviewed, ThinKom will provide confirmation of its ability to meet the given dates or request schedule relief, and Gogo will, in good faith, accommodate reschedule requests if such schedule relief does not create an undue burden on Gogo or Gogo’s customer(s).

22.5	ThinKom acknowledges that time is of the essence with respect to its performance under this Agreement. ThinKom’s operations management shall notify Gogo in writing within seven (7) days of any occurrence, event, or circumstance, which may impede the proper and timely execution of ThinKom’s obligations hereunder. Such notification by ThinKom shall include a detailed recovery plan for such delay, including the expedited shipment of Product at ThinKom’s cost, but only if no other means for shipment could meet Gogo’s obligations to its customers.

22.6	[***]

23.	Insurance. In support of ThinKom’s obligations under this Agreement, ThinKom shall maintain, during the term of this Agreement, at its own expense, the following insurance: (a) Statutory workers compensation insurance and employer’s liability in an amount no less than $1,000,000 per occurrence; (b) General liability insurance with bodily injury and property damage limits of $5,000,000 per occurrence (in any combination of primary or umbrella coverage) (Such insurance shall include products liability, contractual liability and completed operations coverage.); and (c) Excess liability insurance in the umbrella form with a combined single limit of $5,000,000.

24.	Records; Audit. ThinKom will provide Gogo with quarterly financial statements at a reasonable level of detail along with reviewed financial statements for the year ended December 31, 2012 and audited financial statements for the fiscal years thereafter.

25.	Force Majeure.

(a)

Neither party shall be in default on account of, and neither party assumes any liability or responsibility for, consequences arising out of the interruption of its performance under this Agreement by epidemics, fire, flood, unusually severe weather or any other extraordinary natural disturbances, acts of God or of the public enemy, acts of the United States Government, ThinKom’s government or a foreign government in its sovereign capacity, any civil commotion, riot, insurrection or hostilities, whether or not declared war, conditions that may adversely affect the safety of such party’s personnel and/or equipment, restrictions due

Confidential and Proprietary	9	Gogo LLC

to quarantines, blockades, embargoes, unavailability of materials, severe and unforeseeable market shortages, or any other causes beyond the reasonable control of such party, that arise without the fault or negligence of such party, and that result in delay of performance hereunder. Any such delay resulting from such events shall be deemed excusable and shall be referred to herein as an “event of force majeure.” The Party whose performance will be delayed by such events shall use its best efforts to notify the other within three (3) days after the occurrence of such an event of force majeure, and the cessation thereof.

(b)	With respect to delays in performance of ThinKom’s subcontractors or suppliers, such delays shall be deemed excusable delays with respect to ThinKom only if such subcontractor’s performance is prevented by a cause set forth in (a) above, or other causes beyond the reasonable control of, and that arise without fault or negligence on the part of, such subcontractor or supplier, and when ThinKom could not have obtained the supplies or services from other sources in sufficient time to prevent interruption of its performance of this Subcontract.

26.	General.

26.1	The Parties are independent contractors. Neither party is an agent or partner of the other. Neither Party has the right to incur any obligation on behalf of the other. ThinKom will provide its own equipment, tools (including software development tools and design tools) and other materials, except as specifically described in an applicable Exhibit A document. If any tools or equipment are provided by Gogo, or are manufactured or acquired for Gogo by ThinKom at additional cost, such tools or equipment will remain the exclusive property of Gogo. ThinKom waives any lien on such tools and equipment, and will return them to Gogo upon request in the same condition as received by ThinKom (ordinary wear excepted), regardless of any payments that may then be due from Gogo to ThinKom. ThinKom may subcontract its performance under this Agreement to third parties without the prior written consent of Gogo. ThinKom is responsible for qualification and quality control of subcontractors, and for all actions of subcontractors relating to this Agreement. ThinKom will enter into agreements with any subcontractors (including contract manufacturers) requiring them to assign to ThinKom ownership of their work product and all proprietary rights therein, and to comply with nondisclosure terms at least as restrictive as those of the Confidentiality Agreement for any products which are developed exclusively for this project. ThinKom will provide Gogo with signed copies of its agreements with subcontractors described in the preceding sentence. ThinKom shall maintain complete and accurate records regarding all subcontracted items and/or processes.

26.2	Both Parties will comply with all laws and regulations applicable to design, manufacture and sale of the Products and Deliverables. Gogo and ThinKom agree not to export, directly or indirectly, any U.S. source technical data acquired from the other party or any products utilizing such data, which export may be in violation of the United States export laws or regulations. Neither Party will directly or indirectly make any payment, or transfer anything of value, to any government official or employee, political party, political party official, candidate for political office, or other third party in violation of any foreign or domestic commercial bribery, anti-kickback or similar law or regulation.

26.3	Notices under this Agreement will be in writing in the English language, and will be effective when received by courier delivery to the address set forth in the preamble (as may be changed from time to time by notice). Refusal to accept delivery will be deemed receipt. Notices to Gogo will be directed to “Attn: General Counsel”.

26.4	ThinKom may not assign this Agreement, including by a sale or transfer of all or substantially all of its assets, without Gogo’s prior written consent, which shall be at Gogo’s sole discretion. Any attempt to assign this Agreement in violation of this section will be void.

Confidential and Proprietary	10	Gogo LLC

26.5	This Agreement will be construed and the obligations of the parties will be determined in accordance with the substantive laws of the state of New York, USA (without reference to conflict of laws principles). No provision of this Agreement may be waived or modified except (a) as specifically stated herein, or (b) in writing signed by both ThinKom and Gogo. This Agreement (including the Exhibits) is the entire agreement between the Parties as to its subject matter, and supersedes any other negotiations between the Parties. Any additional terms in an order form, acceptance form or other communication pursuant to this Agreement, other than order quantity and shipping instructions are expressly excluded and will not modify the terms of this Agreement, unless specifically accepted by both parties in writing. This Agreement may be executed in counterparts, each of which will constitute an original. If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions hereof will not be affected. The authority construing this Agreement may modify the affected provision to the minimum extent necessary to be valid and enforceable, or may strike the affected provision and enforce this Agreement as if that provision were not included. The provisions of Section 5 and Sections 7 through 23 will survive termination of this Agreement.

26.6	Each signer of this Agreement represents and warrants that he is duly authorized to sign this Agreement on behalf of the party for which he signs, and that this Agreement when executed is binding on the Party for which he signs.

26.7	The Parties acknowledge that if the U.S. government becomes a purchaser of Gogo’s products of which the Products are a component, certain terms required by the U.S. government may need to be added to the Agreement. Both Parties agree to negotiate in good faith the inclusion of such terms to the extent they are reasonably necessary and either (a) do not materially change the obligations or commercial terms of the Agreement, or (b) are otherwise acceptable to both parties.

26.8	After the Parties executed Amendment No. 1 to the Original Agreement, [***], or the individual components of each Shipset, in accordance with the terms of Section 9 of the Agreement and Section 5 of Exhibit A-1 and Section 5 of Exhibit A-2.

26.9	After the Parties executed Amendment No. 1 to the Original Agreement, [***]. For the avoidance of doubt, [***].

26.10	After ThinKom informed Gogo in writing of the completion of the D0-160 certification of the GTO Shipset, [***].

26.11	The payments set forth in this Agreement, and Exhibit A-2, are intended to be in addition to, and not in place of, the payments described in Exhibit A-1.

26.12	The Parties shall work in good faith to mutually agree upon performance characteristics of the 2Ku Product that are suitable for public disclosure.

26.13	ThinKom shall obtain Gogo’s prior written consent, not to be unreasonably withheld, to release new public marketing materials (marketing materials for distribution to third parties that are not subject to any confidentiality obligations to ThinKom) or make changes to existing public marketing materials in connection with the 2Ku Product or its antennas or KANDU.

26.14

Packaging of all Product units and all related components shall meet or exceed the guidelines established per the current version of ATA Specification 300: specification for packaging of airlines supplies. Corresponding barcode labels containing, at a minimum, part

Confidential and Proprietary	11	Gogo LLC

number and Product unit serial number shall be affixed to each corresponding Product unit and the exterior of the carton in which it is packaged. Corresponding packing slips containing corresponding barcode labels shall also be affixed to the exterior of shipping cartons as well.

26.15	ThinKom shall maintain at ThinKom’s facility and Gogo shall maintain at ThinKom’s facility or forward inventory locations for mutually agreed upon stock levels of Product for shipment to a location or locations as designated by Gogo within twenty-four (24) hours of Gogo’s delivery of a purchase order for aircraft-on-ground Product and within forty-eight (48) hours of Gogo’s delivery of a purchase order for non-aircraft-on-ground Product.

26.16	ThinKom will provide Gogo with individual Certificates of Compliance certifying Products adhere to their respective design specifications. ThinKom shall provide the Federal Aviation Administration (FAA) Authorized release certificate, FAA Form 8130-3, as appropriate, with each shipment of Product. In certain instances, where extensive investigation is required, ThinKom shall provide copies of all ThinKom Product inspection reports as reasonably requested by Gogo.

26.17	ThinKom shall make best efforts to become a Certified 14 CFR Part 145 Repair Station on or before June 30, 2016 and shall maintain such certification for the Term of the Agreement.

26.18	ThinKom will provide Gogo with appropriate digital diagnostic tools and grant access to Gogo, via the internet, to ThinKom’s maintenance page enabling Gogo to perform real-time system health check monitoring to actively assess the performance of individual systems, on individual aircraft, as it relates to the Product Units. ThinKom shall recommend hardware and test equipment for Gogo’s use at its service centers as required for diagnostic analysis. Gogo shall decide whether or not to purchase such recommended equipment.

26.19	ThinKom shall provide a minimum of three (3) Product training classes in accordance with industry standards each calendar year at its location. ThinKom shall provide all necessary training materials and training topics covered will be as mutually agreed upon between the parties. Each party will bear the cost of their respective travel related expenses incurred as a result of such training classes.

26.20	ThinKom will provide technical support 24/7/365 by means of a telephone number and email address to be provided separately to Gogo and updated, in writing, as required.

26.21	Upon Gogo’s request, ThinKom shall immediately dispatch qualified and experienced personnel to the location(s) specified by Gogo to assist with troubleshooting and repair of chronic or widespread performance issues with the Product, subject to availability and at labor and travel rates then currently in effect. However, for the period beginning with the first commercial installation and continuing for fourteen months thereafter, should ThinKom need to send personnel to a given location to assist with troubleshooting and repair of a performance issue and for which the investigation determines that the problem is caused by a defect which was caused by ThinKom with a ThinKom provided LRU, then ThinKom shall not be reimbursed for ThinKom’s labor and travel expenses.

26.22	ThinKom will provide a tear down report within ten business days of receipt of each Product Unit that is returned for repair whether under warranty or otherwise. Such report will describe the root cause, if applicable, of the problem and the corrective actions to be taken by ThinKom.

Confidential and Proprietary	12	Gogo LLC

IN WITNESS WHEREOF, the parties have executed this Product Development and Manufacturing Agreement as of the date first written above.

ThinKom Solutions, Inc.		Gogo LLC

By:	/s/ Mark J. Silk	By:	/s/ Anand Chari
Mark J. Silk		Anand Chari
President		CTO
Date 5/9/16		Restatement Effective Date:

Confidential and Proprietary	13	Gogo LLC

Amended and Restated Product Development and

Manufacturing Agreement

ThinKom 30” VICTS Ku Rx (“K4”) Antenna System

EXHIBIT A-1

This Exhibit A-1 as defined in the Amended and Restated Product Development and Manufacturing Agreement (“Agreement”), dated as of April 1, 2016 between Gogo LLC (“Gogo”), and ThinKom Solutions, Inc. (“ThinKom”) is subject to and incorporates by reference the provisions of the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Described within this Exhibit A-1 is the Product and Deliverables to be provided by ThinKom and related terms and conditions. To the extent there is any contradiction, inconsistency or ambiguity between the terms of this Exhibit A-1 and the Agreement, this Exhibit A-1 will govern.

1.	Product. For the purposes of this Exhibit A-1, the Product comprises [***] shipset (the “Shipset”), Each Shipset includes the following line-replaceable units (LRUs) [***] conforming to the specifications set forth on Schedule 1 (the “Specifications”). In addition to the requirements set forth in the Specifications, [***].

2.	Statement of Work Responsibilities for the development component of this Agreement shall be allocated as set forth below:

a.	Phase 1 – Product Design

i.	ThinKom Responsibilities

1.	Design Shipset (the “Shipset” or “Shipsets”) that complies with the requirements set out in Schedule 1 in their entirety.

2.	Provide finalized volume envelope requirements to Gogo of detail sufficient to allow final radome design.

3.	Provide antenna performance models to Gogo as required for Gogo’s network performance analyses.

4.	Incorporate optimizations based on Gogo’s feedback, as required.

5.	Provide status updates as requested, and inform Gogo of any risks to the agreed upon schedule at the earliest possible date.

6.	Execute a preliminary design (PDR) review when appropriate design gates are reached.

7.	Execute a critical design review (CDR) when appropriate design gates are reached.

ii.	Gogo Responsibilities

1.	Provide clarification of performance requirements as needed.

2.	Provide final design authorization subsequent to PDR and CDR as a trigger for moving to prototype phase.

3.	Provide, in a prompt and timely manner, all specifications, definitions, and clarifications of any system and/or platform interfaces, designs, and configurations required by ThinKom to design the Product in accordance with the requirements of this Agreement.

1

b.	Phase 2 – Prototype, Production and Test

i.	ThinKom Responsibilities

1.	Manufacture and deliver [***] black label units of the design approved by Gogo in the CDR of Phase 1.

2.	Provide status updates as requested, and inform Gogo of any risks to the agreed upon schedule at the earliest possible date.

3.	Provide performance measurements of black label units to Gogo.

4.	Demonstrate performance of physical prototypes to Gogo at Gogo’s request.

ii.	Gogo Responsibilities

1.	Gogo may, at its discretion, request testing of some or all components of the Product in Gogo’s laboratory facilities during the initial product delivery phase.

2.	Provide final design authorization subsequent to CDR as a trigger for moving to production phase.

3.	STC for the entire system, of which the Product is a component.

4.	Provide, in a prompt and timely manner, all specifications, definitions, and clarifications of any system and/or platform interfaces, designs, and configurations required by ThinKom to design the Product in accordance with the requirements of this Agreement.

3.	Pricing and Payment.

a.	Non-Recurring Engineering (NRE) Fees. Gogo agrees to pay [***] in initial NRE fees plus [***] in secondary NRE fees as set forth in this Exhibit A-1 (for a total NRE fee of [***]) for the development of the Product and Deliverables. NRE fees are payable according to the installment schedule set forth in Section 4 below, and NET [***] days after Gogo’s receipt of each corresponding invoice. ThinKom acknowledges receipt of payment from Gogo of [***] under the Letter of Intent of August 7, 2012, and such payment shall be applied and credited to Gogo’s obligation with respect to the final and third payment of NRE fees. ThinKom acknowledges payment from Gogo of [***] to be received on or about October 2, 2012, and that such payment shall be applied and credited to Gogo’s obligation with respect to the initial NRE fee payment. In addition, ThinKom acknowledges that it has received Milestone payments of [***] as set forth in Section 4 below.

Shipset Purchase Pricing. ThinKom agrees to sell Shipsets to Gogo in accordance with the quantities, and pricing set forth in the below table (Table 1).

b.	[***]

4.	Payment Schedule. Subject to the above Sections 3a. and 3b., and upon execution of the Original Agreement:

[***]

5.	Exclusivity. [***]

6.	Minimum Order Size and Payment Schedule for Additional Orders. Gogo shall pay ThinKom as follows for orders under the Agreement:[***]. ThinKom agrees that this Agreement does not create any volume purchase obligations for Gogo and that Gogo is not required to purchase any Product Shipset units hereunder.

Confidential and Proprietary	2	Gogo LLC

7.	Delivery. After final acceptance by Gogo of the first [***] Shipsets as outlined in Table 1, ThinKom agrees to deliver product ordered under the terms of this Agreement no later than [***] months after receipt of a purchase order from Gogo. ThinKom shall deliver Product in accordance with Section 22.2 of the Agreement.

8.	Deposit Materials. Escrow materials shall be those specified in the Escrow Agreement.

9.	AMSS License. [***]

10.	ThinKom Test Demonstration. ThinKom agrees to: (i) deliver to Gogo a test plan for the [***] by [***] (the “Test Plan”), and (ii) successfully test the [***] at ThinKom’s facility in accordance with a Test Plan Accepted by Gogo. The Test Plan must include a detailed description of

•	test cases,

•	test procedures, and

•	acceptance criteria for a successful test.

Each test case must include a demonstration of the following:

•	Antenna pattern

•	Pointing accuracy

Upon Gogo’s Acceptance of a Test Plan, ThinKom shall successfully test the [***] as soon as possible, but by no later than by [***] (the “Test Deadline”), unless failure to meet the Test Deadline is caused by Gogo or the need to obtain a necessary experimental license. In the event that ThinKom fails to successfully test the [***] in accordance with the Accepted Test Plan by the Test Deadline, and is not able to provide a recovery plan to successfully complete the testing within a reasonable amount of time, Gogo shall have the right to terminate the Agreement and request a refund of all amounts previously paid to ThinKom. As of the Restatement Effective Date, ThinKom’s obligations under this Section have been completed.

11.	Additional Terms.

a.	Right to Complete. Subject to the escrow agreement between the Parties, the terms of which shall supersede the terms of this Section in the event of a conflict, should any of the Shipsets delivered to Gogo not operate in accordance with the Specifications, or if ThinKom otherwise materially defaults in its performance under any purchase order, other than a default resulting or arising from Gogo’s actions or inaction, then, subject to ThinKom’s warranty obligations, and upon Gogo’s instruction, ThinKom shall release or notify the applicable escrow agent to release the Deposit Materials to Gogo to allow Gogo to complete any ordered Shipsets pursuant to a purchase order issued prior to the date of default. Gogo shall be entitled to make modifications to ThinKom’s Deposit Materials for completion of any Shipsets. For any Deposit Materials released to Gogo via escrow, Gogo agrees to hold such Deposit Materials as Confidential Information in accordance with the terms and conditions set forth in the Confidentiality Agreement. In the event of the foregoing, Gogo shall be responsible to ThinKom for the actual costs incurred by ThinKom associated with each Shipset through the date on which Gogo exercises its right to complete such Shipset under this Section, which amount will be payable to ThinKom upon the delivery of each such Shipset, or partial Shipset, to Gogo. In the event Gogo exercises its rights under this Section, ThinKom shall return any amounts pre-paid by Gogo to ThinKom in excess of the actual costs incurred by ThinKom.

Confidential and Proprietary	3	Gogo LLC

b.	Use of Third Party Technology. In cases where ThinKom licenses third party technology which is incorporated into the Shipsets, ThinKom will use its best efforts to enable Gogo and its customers to use such rights subject to Gogo or its customer agreeing to pay the same royalty fee or license to any third parties for use of their intellectual property integrated into the Shipsets that ThinKom was paying to such third party. Gogo shall pay the third party such applicable royalty/fee under terms and conditions that are at least as good as ThinKom’s.

c.	Radome. ThinKom agrees to provide prompt support, via provision of information and/or support personnel with the appropriate expertise, to Gogo as required for the development of a suitable radome for the Product. ThinKom agrees to provide, at no additional cost, a commercially reasonable level of support as mutually agreed to by the parties upon acceptance of the Product by Gogo. Should the support requirements exceed such levels, ThinKom will provide such additional support on an hourly basis of [***].

d.	Modem Terms. The Parties agree to and acknowledge that the terms of the Reseller Agreement between ThinKom and [***] will apply to the modem related aspects of this Agreement, Shipset and optional Slave Modem, including, but not limited to the following terms:

i.	[***]

ii.	Modem manufacturer, [***]·, may declare the current modem model ‘obsolete’ upon 90 days’ notice. Should this happen, the parties agree to negotiate in good faith compensation for ThinKom’s costs to incorporate a new modem into the Shipset and/or a ‘buy ahead’ program in which a given number of modems will be purchased in advance of the announced obsolescence.

iii.	Modem manufacturer, [***], may increase the cost of the current modem from time to time. The Parties agree that should [***] increase the cost of the modem, the cost of the Shipset and Slave Modem will be increased, dollar for dollar, to adjust for the increased cost of the modem.

iv.	Modem Manufacturer, [***], does not warranty the function of any third party software used on its modem, and therefore ThinKom does not give a warranty for this third party software to Gogo.

TABLE 2 - Milestones

[***]

*	Delivery Dates and Milestone Dates may be extended based on the increased scope of adding the Modem and other Shipset modification’s into ThinKom’s work scope. The Parties agree to work in good faith to the currently scheduled dates, but the Parties agree that should these dates be delayed a reasonable amount, this will not represent a breach of contract by ThinKom.

As of the Restatement Effective Date, the milestones set forth in Table 2 above have been satisfied and all development related obligations of both parties related to this Exhibit A-1 have been completed.

Confidential and Proprietary	4	Gogo LLC

Amended and Restated Product Development and

Manufacturing Agreement

ThinKom 30” VICTS “2Ku” Earth Station Aboard Aircraft (ESAA)

EXHIBIT A-2

This Exhibit A-2 s entered into pursuant to the terms and conditions of the Amended and Restated Product Development and Manufacturing Agreement (“Agreement”), dated as of April 1, 2016, as amended, by and between Gogo LLC (“Gogo”), and ThinKom Solutions, Inc. (“ThinKom”), and is subject to and incorporates by reference the provisions of the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Described within this Exhibit A-2, are the Products and Deliverables to be developed and provided by ThinKom to Gogo, and related terms and conditions. To the extent there is any contradiction, inconsistency or ambiguity between the terms of this Exhibit A-2 and the Agreement, this Exhibit A-2 will govern. The Deliverables and Products defined and set forth in this Exhibit A-2 are in addition to the Deliverables and Products described in Exhibit A-1. The Parties acknowledge that the technology and know-how obtained in development of products under Exhibit A-1 may be used in part in the Development of the Deliverables and Products hereunder. To the extent there are any inconsistencies between the terms and conditions of Exhibit A-1 and Exhibit A-2, the terms and conditions of Exhibit A-2 shall take precedence.

This Exhibit A-2 covers the Product Specification set forth in Schedule 1, attached hereto - Specifications, detailing the capabilities and scope, and Deliverables under this Exhibit A-2 generally are described as:

I.	2Ku System Line Replaceable Units (LRUs) developed and produced under the terms of Exhibit A-1:

[***]

II.	LRUs developed and produced under the terms of this Exhibit A-2:

[***]

1.	Product. For the purposes of this Exhibit A-2, the Product Shipset is to be commercially designated “2Ku”, comprised of:

[***]

All the Product components under this Exhibit A-2 are described as the Shipset (the “Shipset”); Each Shipset includes Deliverables set forth above with the specifications set forth on Schedule 1 (the “Specifications”).

2.	Statement of Work. Responsibilities for the development component of this Agreement shall be allocated as set forth below:

a.	Phase 1- Product Design

i.	ThinKom Responsibilities

1.	Design Shipset (the “Shipset” or “Shipsets”) that complies with the requirements set out in Schedule 1 in their entirety.

2.	Provide finalized volume envelope requirements to Gogo of detail sufficient to allow final radome design.

3.	Provide antenna performance models to Gogo as required for Gogo’s network performance analyses.

Confidential and Proprietary	5	Gogo LLC

4.	Incorporate optimizations based on Gogo’s feedback, as required.

5.	Provide status updates as requested, and inform Gogo of any risks to the agreed upon schedule at the earliest possible date.

6.	Execute a preliminary design (PDR) review when appropriate design gates are reached.

7.	Execute a critical design review (CDR) when appropriate design gates are reached.

ii.	Gogo Responsibilities

1.	Provide clarification of performance requirements as needed.

2.	Provide final design authorization subsequent to PDR and CDR as a trigger for moving to prototype phase.

3.	Provide, in a prompt and timely manner, all specifications, definitions, and clarifications of any system and/or platform interfaces, designs, and configurations required by ThinKom to design the Product in accordance with the requirements of this Agreement.

b.	Phase 2 - Prototype, Production and Test

i.	ThinKom Responsibilities

1.	Manufacture and deliver [***] Black Label Product units of the design approved by Gogo no later than [***] (“Product Acceptance”).

2.	Provide status updates as requested, and inform Gogo of any risks to the agreed upon schedule at the earliest possible date.

3.	Provide performance measurements of units to Gogo.

4.	Demonstrate performance of physical prototypes to Gogo at Gogo’s request.

5.	Complete D0-160 certification at ThinKom’s expense, of all LRUs prior to Product Acceptance by Gogo.

6.	Demonstrate compliance with all applicable FCC and international (ETSI/ITU) standards prior to Product Acceptance.

7.	ThinKom to Demonstrate ESAA Compliance with respect to the applicable standards using block-upconverter and radome LRUs as supplied by Gogo.

8.	ThinKom to provide detailed plan describing how Tx aperture pointing will be maintained to the required accuracy at PDR, and demonstrate to Gogo prior to Product Acceptance.

ii.	Gogo Responsibilities

1.	Gogo may, at its discretion, request testing of some or all components of the Product in Gogo’s laborato1y facilities during the initial product delivery phase .

2.	Provide final design authorization subsequent to CDR as a trigger for moving to product ion phase.

3.	STC for the entire system, of which the Product is a component.

4.	Good Faith efforts to obtain PMA and ESA A approval for the Product in a timely manner, as set forth herein.

5.	Provide, in a prompt and timely manner, all specifications, definitions, and clarifications of any system and/or platform interfaces, designs, and configurations required by ThinKom to design the Product in accordance with the requirements of this Agreement.

Confidential and Proprietary	6	Gogo LLC

3.	Price and Payment

Shipset Purchase Pricing. ThinKom agrees to sell Product units to Gogo in accordance with the quantities, and pricing set forth in the below table (Table 1).

[***]

a.	Spares Purchase Pricing. ThinKom agrees to sell spare components to Gogo in accordance with the quantities, delivery dates, and pricing set forth in the below table (Table 2).

Table 2

[***]

4.	Payment Schedule. Under the Original Agreement:

a.

[***]

If this Agreement is terminated by Gogo pursuant to its rights set forth in Sections 2, or 3, or the Agreement terminates pursuant to Section 17 of the Agreement, Gogo shall have no further obligations to make any further payments of NRE Fees due after such termination , except in the case of termination set forth in Section 3 or Section 17 (if Gogo is in breach or has ta ken action per 17.1.b), Gogo shall pay ThinKom [***]. Upon termination for any reason, [***].

b.	As of the Restatement Effective Date, Gogo has paid ThinKom all NRE fees and Advanced Payments owed as of such date.

5.	Exclusivity.

[***]

6.	Additional Obligations.

[***]

7.	ESAA/PMA Delay. [***]

8.	Right of First Refusal - [***]. For a period of [***] from June 26, 2014, ThinKom agrees to give Gogo a Right of First Refusal (RoFR) to purchase on an exclusive basis, [***] that ThinKom may develop [***]. In the event ThinKom and Gogo enter into a separate development agreement for a [***] upon mutually acceptable terms (including an Exclusivity provision similar to the provision set fo1th in this Exhibit A-2), in such case this RoFR would not be applicable. [***].

9.	Minimum Order Size and Payment Schedule for Additional Orders. For any purchase orders, Gogo shall pay ThinKom as follows for orders under the Agreement: [***]. ThinKom agrees that this Agreement does not create any volume purchase obligations for Gogo and that Gogo is not required to purchase any Product Shipset units hereunder. Minimum order size shall remain at [***] at a delivery rate of no less than [***] Shipsets per month.

10.	Delivery. ThinKom agrees to begin delivering Product ordered under the terms of this Agreement no later than [***] months after receipt of a purchase order from Gogo and in accordance with Section 22.2 of the Agreement.

11.	Deposit Materials. Escrow materials shall be those specified in the Escrow Agreement.

12.	ESAA License. [***]

13.	ThinKom Test Demonstration. ThinKom agrees to: (i) deliver to Gogo a test plan for the Product by [***] (the “Test Plan”), and (ii) successfully test the Product at ThinKom’s facility in accordance with a Test Plan Accepted by Gogo. The Test Plan must include a detailed description of:

Confidential and Proprietary	7	Gogo LLC

•	test cases,

•	test procedures, and

•	acceptance criteria for a successful test.

Each test case must include a demonstration of the following:

•	Antenna pattern

•	Pointing accuracy

Upon Gogo’s Acceptance of a Test Plan, ThinKom shall successfully test the Product as soon as possible, but by no later than by [***] (the “Test Deadline”), unless failure to meet the Test Deadline is caused by Gogo or the need to obtain a necessary experimental license. In the event that ThinKom fails to successfully test the Product in accordance with the Accepted Test Plan by the Test Deadline, and is not able to provide a recovery plan to successfully complete the testing within a reasonable amount of time, Gogo shall have the right to terminate the Agreement and request a refund of all amounts previously paid to ThinKom. As of the Restatement Effective Date, ThinKom’s obligations under this Section have been completed.

14.	Additional Terms.

a.	Right to Complete. Subject to the escrow agreement between the Parties, the terms of which shall supersede the terms of this Section in the event of a conflict, should any of the Shipsets delivered to Gogo not operate in accordance with the Specifications, or if ThinKom otherwise materially defaults in its performance under any purchase order, other than a default resulting or arising from Gogo’s actions or inaction, then, subject to ThinKom’s warranty obligations, and upon Gogo’s instruction, ThinKom shall release or notify the applicable escrow agent to release the Deposit Materials to Gogo to allow Gogo to complete any ordered Shipsets pursuant to a purchase order issued prior to the date of default. Gogo shall be entitled to make modifications to ThinKom’s Deposit Materials for completion of any Shipsets. For any Deposit Materials released to Gogo via escrow, Gogo agrees to hold such Deposit Materials as Confidential Information in accordance with the terms and conditions set forth in the Confidentiality Agreement. In the event of the foregoing, Gogo shall be responsible to ThinKom for the actual costs incurred by ThinKom associated with each Shipset through the date on which Gogo exercises its right to complete such Shipset under this Section, which amount will be payable to ThinKom upon the delivery of each such Shipset, or partial Shipset, to Gogo. In the event Gogo exercises its rights under this Section, ThinKom shall return any amounts pre-paid by Gogo to ThinKom in excess of the actual costs incurred by ThinKom.

b.	Use of Third Party Technology. In cases where ThinKom licenses third party technology which is incorporated into the Shipsets, ThinKom shall enable Gogo and its customers to use such rights subject to Gogo or its customer agreeing to pay the same royalty fee or license to any third patties for use of their intellectual property integrated into the Shipsets that ThinKom was paying to such third party. Gogo shall pay the third party such applicable royalty/fee under terms and conditions that are at least as good as ThinKom’s. ThinKom shall use its best efforts to identify any use of Third Party Technology in the Product Shipset and communicate the presence of any such Third Party Technology to Gogo on or before the PDR date defined in Schedule 2 (“Milestones”) of this Exhibit. As detailed in Paragraph 11e, ThinKom believes the modem used in the MODMAN includes third party software and ThinKom does not warrant the function of this software.

c.	Radome & Associated Equipment. ThinKom agrees to provide prompt support, via provision of information and/or support personnel with the appropriate expe1tise, to Gogo

Confidential and Proprietary	8	Gogo LLC

as required for the development of a suitable radome and associated equipment (the “Radome”) for the Product. ThinKom agrees to provide, at no additional cost, a commercially reasonable level of support as mutually agreed to by the parties upon acceptance of the Product by Gogo. Should the support requirements exceed such levels, ThinKom will provide such additional support on an hourly basis of [***].

d.	[***] & Associated Equipment. ThinKom agrees to provide prompt support, via provision of information and/or support personnel with the appropriate expertise, to Gogo a required for the qualification of a suitable [***], and associated equipment for the Product. Subsequent to selection of a [***] deemed suitable by both parties ThinKom agrees to integrate the [***] with the Product at ThinKom facilities, and certify that it is suitable for use with the Product.

ThinKom agrees to provide this support, at a commercially reasonable level as mutually agreed to by the parties, at no additional cost to Gogo. Should the support requirements exceed such levels, ThinKom will provide such additional support on an hourly basis of [***].

e.	Modem Terms. The Parties agree to and acknowledge that the terms of the Reseller Agreement between ThinKom and [***] will apply to the modem related aspects of this Agreement, Shipset and optional Slave Modem, including, but not limited to the following terms :

i.	[***]

ii.	Modem manufacturer, [***], may declare the current modem model ‘obsolete’ upon 90 days’ notice. Should this happen the parties agree to negotiate in good faith compensation for ThinKom’s costs to incorporate a new modem into the shipset and/or a buy ahead program in which a given number of modems will be purchased in advance of the announced obsolescence.

iii.	Modem manufacturer, [***], may increase the cost of the current modem from time to time. The Parties agree that should [***] increase the cost of the modem, the cost of the Modman will be increased, dollar for dollar, to adjust for the increased cost of the modem.

iv.	Modem Manufacturer, [***], does not warranty the function of any third party software used on its modem, and therefore ThinKom does not give a warranty for this third party software to Gogo.

f.	End of Life. ThinKom shall be aware of and proactively monitor all items and material used in the manufacture of Product Units for impending obsolescence issues. ThinKom will provide immediate formal notification to Gogo as soon as a pending obsolescence issue or event is known to ThinKom, describing the obsolete item, reason for obsolescence, estimated date the item will no longer be available, and any proposed alternatives. Timely notification is imperative to allow sufficient time to identify alternates for the affected parts, and perform any necessary certifications, which may involve OEMs and airline regulatory agencies. ThinKom will use diligent efforts to minimize cost and operational impact, including the effects of interchangeability to Gogo and its customers. Gogo may desire to place additional orders for items purchased hereunder. ThinKom shall provide Gogo with a “Last Time Buy Notice” at least twelve (12) months prior to any action to discontinue any LRU purchased under the Agreement.

g.

Obsolescence. Obsolescence of a Product includes Product, which is superseded, discontinued and no longer manufactured or available. ThinKom shall maintain an obsolescence management program throughout the life cycle of a Product whereby ThinKom shall undertake an obligation to (i) monitor all components of the Products for potential obsolescence; (ii) as of the Effective Date of the Agreement and every [***] months thereafter (or within[***] days of discovery of any obsolescence), report to Gogo whether there is an obsolescence issue for each Product or component thereof; (iii) maintain availability of sufficient security stock to mitigate potential

Confidential and Proprietary	9	Gogo LLC

delays in delivery or repair of Products under this Agreement; (iv) suggest suitable replacement components for the Products; (v) provide formal notification to Gogo as soon as a pending obsolescence event is known to ThinKom; and (vi) coordinate with Gogo to establish an obsolescence implementation plan.

h.	Mean Time Between Failures (“MTBF”) Specification - In addition to the warranties and obligations contained herein, ThinKom warrants that the Products shall meet the MTBF specification as specified in Schedule 1 of this Exhibit A-2.

i.	MTBF Analysis & Reporting – The Parties agree as follows: (i) Gogo may, at its discretion, provide periodic reports of ThinKom’s MTBF performance with respect to the Products; and (ii) ThinKom shall provide Gogo with access and available data required to analyze MTBF of Products for the returned/repaired Products including but not limited to:

1.	Analysis of MTBF; and

2.	Analysis reports including but not limited to summary of warranty returns, confirmation of fault or no fault found, root cause analysis and corrective actions.

ii.	When requested by Gogo, but not more often than quarterly, ThinKom shall provide Gogo with an electronic copy report detailing the required information as specified above, throughout the applicable warranty period.

iii.	[***]

iv.	[***]

Confidential and Proprietary	10	Gogo LLC

SCHEDULE 1 TO EXHIBIT A-2Gogo 2Ku System Specification List

[***]

SCHEDULE 2 TO THE EXHIBIT A-2

As of the Restatement Effective Date, the milestones set forth in the Table above have been completed.

Confidential and Proprietary	11	Gogo LLC

Exhibit B to

Product Development and Manufacturing Agreement

Warranty and Support Terms

This Exhibit B is part of the Amended and Restated Product Development and Manufacturing Agreement dated April 1, 2016 between Gogo LLC (“Gogo”) and ThinKom Solutions (“ThinKom”) (the “Agreement”). This Exhibit B describes the terms of the Agreement relating to warranty and support of production units of the Product developed according to an Exhibit A (“Product Units”).

1.	WARRANTY SUPPORT. The Product Units are warranted as described in Section 5 of the Agreement. Gogo will notify ThinKom in the case of any suspected defective units, and will arrange for the return of such units for disposition under an RMA number. Gogo will ship returned units at Gogo’s expense and risk. ThinKom will complete its warranty disposition and ship any repaired or replacement Product Unit no later than [***] business days after receipt of the returned unit and the customer purchase order authorizing related repair work (regardless whether the work is warranty repair or out of warranty repair). For LRUs repaired under warranty, ThinKom will ship repaired or replacement units to Gogo or its Customer, depending on the origin of the shipment to ThinKom, by: [***]. For LRUs not repaired under warranty, transportation costs shall be borne by Gogo. All Product Unit repairs will be performed using new (not reconditioned) components of equal or greater quality. Repaired or replaced Product Units will be tested prior to shipment in accordance with the procedures for new Product Units. Repaired or replaced Product Units will be warranted for the remainder of the original warranty period.

2.	PROCEDURES FOR WARRANTY CLAIMS. ThinKom will have no duty to provide warranty service for any Product component unless Gogo complies with the following requirements:

a.	Notification and Warranty Claim. Promptly after Gogo concludes that a Product component has failed in a manner it believes is covered by this warranty, Gogo will notify ThinKom by submitting a written warranty claim (a “Warranty Claim”) as follows:

i.	Online Form. Gogo will populate the requested information into, and submit online, ThinKom’s online warranty claim form for the Product component at www.ThinKom.com/rma;

ii.	Email. Only if the online claim form discussed in provision (i) is not functioning, Gogo will email to ThinKom at warranty@thinkom.com a scanned image of the populated online warranty claim form; provided that if Customer does not have a copy or print-out of the form, it should call ThinKom at 310-371-5486 or email ThinKom at customerservice@thinkom.com and request a copy of the form to populate, scan and email to ThinKom at the above email address; or

iii.	Other. Only if Gogo is unable to submit the warranty claim form as described in provisions (i) or (ii) above, it should call ThinKom at the number set forth in (ii) to discuss alternative submission methods.

b.	Content of Warranty Claim. Without limiting the obligation to submit any information pursuant to provision (a) above, each Warranty Claim should, to the extent applicable, set forth:

i.	The Product component number or other identifying information of the Product;

ii.	The serial number, if any, of the Product;

iii.	A reasonably detailed description of the nature of the failure; and

iv.	Contact information for Gogo contact to which ThinKom should send (A) communication regarding the Warranty Claim or (B) an estimate for repair or replacement of the Product component if the failure is not covered by this warranty (if non-warranty service is available).

Confidential and Proprietary	12	Gogo LLC

c.	Initial Screening of Warranty Claims. If during the process of Warranty Claim submission, ThinKom becomes aware of a fact that would make the specific Product component failure subject to the Warranty Claim one that is not covered by this warranty, it may inform Gogo of such non-coverage at that time and provide Gogo a written estimate of the cost to repair or replace the Product component as non-warranty services (if available).

d.	Issuance of RMA. Following receipt of a Warranty Claim and assuming ThinKom has not informed Gogo that the respective failure is not covered by this warranty pursuant to provision (c) above, ThinKom shall promptly issue to Gogo a Return Materials Authorization (an “RMA”).

e.	Shipment to ThinKom. Upon receiving an RMA for the respective Product component, Gogo will ship the Product component to ThinKom at the address specified in the RMA for warranty evaluation and services, and will include therewith a copy of the RMA. Gogo may not ship a Product component to ThinKom without an associated RMA unless Gogo has been provided written exception from ThinKom. Gogo shipment must comply with Section 3 below.

3.	WARRANTY SERVICE FOR WARRANTY CLAIM.

a.	Evaluation. Upon receipt of Product component from Gogo for which ThinKom has issued an RMA, ThinKom will evaluate whether the failure of the Product component is one that is covered by this warranty. If the failure is not covered, ThinKom will inform Gogo of that fact in writing and will provide Gogo a written estimate of the cost to repair or replace the Product component as non-warranty services (if available).

b.	Repair or replacement of covered Product. For a Product component that has suffered a failure covered by this warranty, ThinKom will, without charge to Gogo (except as expressly set forth herein), either repair or replace such Product. ThinKom may decide in its sole discretion whether to repair or replace any such Product.

c.	ThinKom shipment of Product Antenna System. For failures covered by this warranty that ThinKom decides to repair, ThinKom will use commercially reasonable efforts to ship the repaired Product component to Gogo within [***] business days after receiving the respective Product component from Gogo (for which an RMA was issued). For failures covered by this warranty, which ThinKom decides should be replaced, ThinKom will replace such Product component with a Product component in ThinKom’s inventory, or, if no Product component is available, place an order into its material requirements planning (“MRP”) system on behalf of Gogo for the soonest available production slot.

d.	Customer Reports. ThinKom will include with each unit that is repaired under warranty and shipped back to Gogo a report describing the nature of the problem and the corrective action taken by ThinKom to resolve such problem.

4.	REPAIR WARRANTY. ThinKom warrants repairs to Gogo as follows:

a.	This warranty applies to products under warranty and which are no longer under an original equipment warranty but are being repaired by ThinKom for monetary consideration.

b.	All Product Unit repairs will be performed using new (not reconditioned) components of equal or greater quality. Repaired or replaced Product Units will be tested prior to shipment in accordance with the procedures for new Products.

Confidential and Proprietary	13	Gogo LLC

c.	ThinKom warrants such repair for Warranty product for the remainder of the original warranty period or for [***] months, whichever is longer, and on equipment no longer under an original equipment warranty, that, for one (1) year from the date of such repair, it will, at ThinKom’s expense, correct any deficiency which occurs within the repair under normal use and service for which the products are intended, subject to all of the conditions and qualifications hereinafter.

d.	[***] The risk of loss or damage to all products in transit shall be assumed by the party initiating the transportation of such products, unless Gogo makes a request for a specific mode of transportation. In such case, the risk of loss of shipment shall be borne by Gogo. In all cases, liability for loss or damage to products while in ThinKom’s possession will be borne by ThinKom.

e.	The turnaround time (TAT) of equipment returned to a ThinKom repair facility for normal repairs will be an average of[***] ThinKom workdays. TAT is defined as the time from the later of receipt of the LRU on ThinKom’s dock or a customer purchase order (such purchase order reflecting the costs of non-warranty repair and if for warranty shall be for $0 and shall include ship to instructions) for the required repair to the time LRU is ready for shipment at the ThinKom repair facility. ThinKom shall provide a root cause analysis to Gogo of any Product failures or defects no later than [***] after ThinKom’s receipt of the Product. ThinKom shall not be obligated or liable under this warranty for defects which an examination discloses are due to: (1) tampering; (2) misuse; (3) abuse; (4) neglect; (5) improper storage or maintenance; or (6) improper repair or poor workmanship by anyone other than ThinKom, or a sub-contractor directly hired by ThinKom, to repair the products or use of defective material by such unauthorized persons.

5.	SHIPPING.

Gogo will bear all costs and risks of shipping any Product component to ThinKom under these warranty terms. Gogo will ship Products to ThinKom in shipping containers specified by ThinKom and in compliance with shipping instructions in the Product component repair manual and the RMA. For LRUs repaired under warranty, ThinKom will ship repaired or replacement units to Gogo or its Customer depending on the origin of the shipment to ThinKom, by: [***]. For LRUs not repaired under warranty, transportation costs shall be borne by Gogo. ThinKom will bear all costs and risks of shipping repaired or replacement Products to Gogo or directly to Customer (but only for failures covered by this warranty).

Confidential and Proprietary	14	Gogo LLC

EXHIBIT C

Three-Party Escrow Agreement

Among

Depositor, one Beneficiary and Escrow Associates, LLC

This three-party escrow agreement allows the software Beneficiary conditional access to the source code. The Beneficiary, Software Depositor and Escrow Associates, LLC all execute the agreement.

Escrow Associates, LLC encourages clients to modify the contracts as necessary to support their specific escrow requirements. Please contact us directly at (800) 813-3523 or info@escrowassociates.com

1

Three-Party Escrow Agreement

This Technology Escrow Agreement (“Agreement”) among Escrow Associates, LLC (“Escrow Associates”),             (“Beneficiary”) and             (“Depositor”) is effective on this             day of             201            (the “Effective Date”).

Recitals

Whereas, Depositor provides Products and Shipsets (as defined in the Purchase Agreement) to Beneficiary in the form of Products and Shipsets (the “Products”) pursuant to the Product Development and Manufacturing Agreement dated             between the Depositor and Beneficiary (“Purchase Agreement”). The information about the Products and any other components Depositor provides which are related to manufacturing the Products identified on Appendix B (as the same may be modified herein) are hereafter referred to collectively as the deposit materials (“Deposit Materials”).

Whereas, the purpose of this Agreement is to protect Depositor’s ownership and confidentiality of the Deposit Materials and to protect Beneficiary’s legitimate use of the Deposit Materials as defined by the Purchase Agreement. Further, this Agreement is intended to provide for certain circumstances under which Beneficiary shall be entitled to receive the Deposit Materials held in escrow by Escrow Associates to continue its legitimate use and support of the Software.

Whereas, Beneficiary and Depositor hereby designate and appoint Escrow Associates as the escrow agent under this Agreement. Escrow Associates hereby accepts such designation and appointment and agrees to carry out the duties of escrow agent pursuant to the terms and provisions of this Agreement. Escrow Associates is not a party to, and is not bound by, any agreement that might be evidenced by, or might arise out of, any prior or contemporaneous dealings between Depositor and Beneficiary other than as expressly set forth herein.

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Deposit Materials

(a)	Initial Deposit - Depositor shall submit the initial Deposit Materials to Escrow Associates within sixty (60) days of the Effective Date or sixty (60) days after development of the Deposit Materials is completed. Depositor shall complete and deliver with all Deposit Materials a form as shown herein as Appendix B, which shall then become part of this Agreement. Escrow Associates shall notify Beneficiary within ten (10) business days of receipt of the initial Deposit Materials. Escrow Associates has no obligation with respect to the initial Deposit Materials for delivery, functionality, completeness, performance or initial quality.

(b)	Deposit Material Updates - Depositor shall submit updates to the initial Deposit Materials to Escrow Associates within sixty (60) days of any material modification, upgrade or new release of the Products. Depositor shall complete and deliver with all updates to the Deposit Materials an amended Appendix B form, which shall additionally become part of this Agreement. Escrow Associates shall notify Beneficiary within ten (10) business days of receipt of updates to the Deposit Materials. Escrow Associates has no obligation with respect to the updates to the Deposit Materials for delivery, functionality, completeness, performance or initial quality.

(c)	Electronic Deposit – In the event Depositor elects to utilize electronic means to transfer the Deposit Materials to Escrow Associates, whether through a service provided by Escrow Associates or other means, Escrow Associates shall not be liable for transmissions that fail in part or in whole, are lost, or are otherwise compromised during transmission. Furthermore, Escrow Associates shall not be liable for any subsequent services that may or may not be delivered as a result of a failed transfer. Escrow Associates shall not be liable to Depositor or Beneficiary for any encrypted update, or any part thereof, that is transmitted over the Internet to Escrow Associates’ FTP Site but is not received in whole or in part, or for which no notification of receipt is given.

Confidential and Proprietary	2	Gogo LLC

(d)	Duplication of Deposit Materials - Escrow Associates may duplicate the Deposit Materials only as necessary to comply with the terms of this Agreement. Escrow Associates at its sole discretion may retain a third party for the purpose of duplicating the Deposit Materials only as necessary to comply with the terms herein. All duplication expenses shall be borne by the party requesting duplication.

(e)	Deposit Material Verification - Escrow Associates may be retained by separate agreement or by alternative means, to conduct a test of the Deposit Materials to determine the completeness and accuracy of the Deposit Materials. Escrow Associates shall not be liable for any actions taken on the part of any third party with regards to the Deposit Materials.

2. Term

(a)	Term of Agreement – The term of this Agreement shall be for a period of one (1) year from the Effective Date. At the end of the initial and each subsequent term, this Agreement shall automatically renew for an additional one (1) year term unless terminated according to the terms herein.

(b)	Termination of Agreement – This Agreement may be terminated by written mutual consent of Depositor and Beneficiary or will terminate if one of the following has occurred:

i.	The PDMA Agreement has been terminated or has expired, or

ii.	All Deposit Materials have been released in accordance with the terms hereof.

(c)	Termination for Non-Payment – In the event that full payment of any or all fees due to Escrow Associates under this Agreement have not been received by Escrow Associates within thirty (30) days of the date payment is due, Escrow Associates will notify all parties hereto of the delinquent fees. If the delinquent fees are not received within thirty (30) days of the delinquency notification, Escrow Associates shall have the right to terminate this Agreement and destroy the Deposit Materials.

(d)	Return of Deposit Materials – Upon termination of this Agreement for any reason other than in the event all Deposit Materials have been released in accordance with the terms of Section 6 herein, Escrow Associates shall return the Deposit Materials to Depositor via commercial courier to the address of Depositor shown in this Agreement, provided that all fees due Escrow Associates are paid in full. If two (2) attempts to return Deposit Materials via commercial courier to Depositor fail or Depositor does not accept the Deposit Materials, Escrow Associates shall destroy the Deposit Materials.

3. Fees

(a)	Payment - Upon receipt of signed Agreement or initial Deposit Materials, whichever comes first, Escrow Associates will submit an initial invoice to Beneficiary for amount shown on Appendix A attached hereto. If payment is not received, Escrow Associates shall have no obligation to perform its duties under this Agreement. Beneficiary agrees to pay to Escrow Associates all additional fees for services rendered related to this Agreement as shown on Appendix A. The fee for any service that is not expressly covered in Appendix A shall be established by Escrow Associates upon request. All fees are due in advance of service and Escrow Associates may amend Appendix A at any time upon sixty (60) days written notice to Beneficiary.

(b)	Currency - All fees are in U.S. dollars and payment must be rendered in U.S. dollars unless otherwise agreed to in advance by Escrow Associates.

Confidential and Proprietary	3	Gogo LLC

4. Indemnification - With the exception of gross negligence, willful misconduct or intentional misrepresentation on behalf of Escrow Associates, Beneficiary shall indemnify and hold harmless Escrow Associates and each of its directors, officers, agents, employees, members and stockholders (“Escrow Associates Indemnitees”) absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys’ fees and costs, that may be asserted against any Escrow Associates Indemnitee in connection with this Agreement or the performance of Escrow Associates or any Escrow Associates Indemnitee hereunder.

5. Depositor’s Representations and Warranties

(a)	The Deposit Materials as delivered to Escrow Associates are a copy of Depositor’s proprietary information corresponding to that described in Appendix B and are capable of being used to generate the Products. Depositor shall update the Deposit Materials as provided for in the Purchase Agreement and/ or as provided for herein. The Deposit Materials shall contain all information necessary to enable a reasonably skilled person in the trade to understand, maintain and correct the Deposit Materials.

(b)	Depositor owns the Deposit Materials and all intellectual property rights therein free and clear of any liens, security interests, or other encumbrances.

6. Release of Deposit Materials

(a)	Release - The Deposit Materials, including any copies thereof, will be released to Beneficiary after the receipt of the written request for release only in the event that the release procedure set forth in Section 6 is followed and:

i.	Depositor notifies Escrow Associates in writing to effect such release; or

ii.	Beneficiary makes written request to Escrow Associates; and

a.	Beneficiary asserts that Depositor has failed in a material respect under the Purchase Agreement; or

b.	Beneficiary asserts that Depositor has ceased all business operations without a successor or assign; or

c.	Beneficiary asserts that Depositor’s business operations have suffered a material adverse effect; or

c.	Beneficiary asserts that Depositor has filed for bankruptcy protection; or

d.	Beneficiary includes a written statement that the Deposit Materials will be used in accordance with the terms of the Purchase Agreement; and

e.	Beneficiary includes specific instructions for the delivery of the Deposit Materials.

(b)	Depositor Request for Release - If the provisions of Section 6(a)(i) are met, Escrow Associates will release the Deposit Materials to Beneficiary within ten (10) business days.

(c)	Beneficiary Request for Release - If the provisions of Section 6(a)(ii) are met, Escrow Associates will within ten (10) business days forward a complete copy of the request to Depositor. Depositor shall have thirty (30) days to make any and all objections to the release known to Escrow Associates in writing. If after thirty (30) days Escrow Associates has not received any written objection from Depositor, Escrow Associates shall release the Deposit Materials to Beneficiary as instructed by Beneficiary.

(d)	Depositor Objection to Release - Should Depositor object to the request for release by Beneficiary in writing, Escrow Associates shall notify Beneficiary in writing within ten (10) business days of

Confidential and Proprietary	4	Gogo LLC

Escrow Associates receipt of said objection and shall notify both parties that there is a dispute to be resolved pursuant to Section 7 (Arbitration) of this Agreement. Escrow Associates will continue to hold the Deposit Materials without release pending (i) joint instructions from Depositor and Beneficiary; (ii) dispute resolution according to Section 7 (Arbitration); or (iii) order from a court of competent jurisdiction.

(e)	Grant of License to Deposit Materials – As of the Effective Date, Depositor hereby grants to Beneficiary, a non-exclusive, worldwide, perpetual, paid in full license, to use or copy the Deposit Materials delivered by Escrow Associates under this Section, for the sole purpose of continuing the benefits afforded to Beneficiary under this Agreement.

(f)	Restrictions on Use – The following restrictions shall apply to Deposit Materials delivered to Beneficiary: (i) Beneficiary shall not copy the Deposit Materials other than as necessary, (ii) Beneficiary will keep the Deposit Materials in a secure, safe place when not in use, (iii) Beneficiary agrees to use the Deposit Materials under carefully controlled conditions in accordance with, and for the purposes of, this Agreement, and (iv) Beneficiary agrees to treat, handle, and store the Deposit Materials in the same manner and with the same care as it treats its most sensitive and valuable trade secrets, which shall, at a minimum, be a reasonable level of care

7. Arbitration - Except as expressly provided for herein, any dispute or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in Atlanta, Georgia by arbitration administered by the American Arbitration Association in accordance with its Commercial [or other] Arbitration Rules [including the Emergency Interim Relief Procedures], and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Beneficiary agrees to reimburse Escrow Associates for any and all costs incurred as a result of any Arbitration, including attorney’s fees. The arbitrator(s) shall award attorneys’ fees and costs to the prevailing party.

8. Confidentiality – Except as otherwise required to carry out its duties under this Agreement, Escrow Associates shall hold in strictest confidence and not permit any third party access to nor otherwise use, disclose, transfer or make available the Deposit Materials except as otherwise provided herein, unless consented to in writing by Depositor.

9. Limitation of Liability - Under no circumstance shall Escrow Associates be liable for any special, incidental, or consequential damages (including lost profits) arising out of this Agreement even if Escrow Associates has been apprised of the possibility of such damages. In performing any of its duties hereunder, Escrow Associates shall not incur any liability to any party for any damages, losses, or expenses, except for willful misconduct or gross negligence on the part of Escrow Associates, and it shall not incur any liability with respect to any action taken or omitted in reliance upon any written notice, request, waiver, consent, receipt or other document which Escrow Associates in reasonably good faith believes to be genuine.

10. Notices – Notices shall be sent via commercial overnight mail and deemed received on the following day. All notices under this Agreement shall be in writing and addressed and sent to the person(s) listed in the space provided below:

Depositor

Company: ThinKom Solutions, Inc.

Contact: Mark J. Silk Title: President

Address: 4881 West 145th Street

City, State, Zip: Hawthorne, CA 90250

Telephone: 310-802-2696

Email: mark.silk@thinkom.com

Confidential and Proprietary	5	Gogo LLC

Beneficiary

Company:
Contact:	Title:
Address:
City, State, Zip:
Telephone:	Fax:
Email:

Billing Contact:	Title:
Address:
City, State, Zip:
Telephone:	Fax:
Email:
Purchase Order (if applicable):

Escrow Associates, LLC

Attn: Contracts Administration

8302 Dunwoody Place, Suite 150

Atlanta, GA 30350 USA

Telephone: 800-813-3523

Fax: 770-518-2452

Email: info@escrowassociates.com

11. Miscellaneous

(a)	Counterparts - This Agreement may be executed in any number of multiple counterparts, each of which is to be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

(b)	Entire Agreement - This Agreement supersedes all prior and contemporaneous letters, correspondences, discussions and agreements among the parties with respect to all matters contained herein, and it constitutes the sole and entire agreement among them with respect thereto.

(c)	Limitation of Effect - This Agreement pertains strictly to the escrow services provided for herein and does not modify, amend or affect any other contract or agreement of one or more of the parties. The terms and provisions of the Purchase Agreement, as the same may be physically modified by the terms and provisions hereof, shall continue in full force and effect and be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

(d)	Modification - This Agreement shall not be altered or modified without the express written consent of all parties.

(e)	Bankruptcy Code - This Agreement shall be considered an agreement supplementary (together with any modification, supplement, or replacement thereof agreed to by the parties) to the Purchase Agreement pursuant to Title 11 United States Bankruptcy Code Section 365(n).

(f)	Survival of Terms - All obligations of the parties intended to survive the termination of this Agreement, including without limitation, are the provisions of Sections 2 (Term), 3 (Fees), 4 (Indemnification), 7 (Arbitration), 9 (Limitation of Liability), and 11 (Miscellaneous) which shall survive the termination of this Agreement for any reason.

(g)	Governing Law - This Agreement shall be governed by the laws of the state of Georgia.

Confidential and Proprietary	6	Gogo LLC

(h)	Time of the Essence - Time is of the essence in this Agreement.

(i)	Successors and Assigns - This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties, provided, however, that Beneficiary shall have no right to assign any rights hereunder or with respect to the Deposit Materials except as permitted with respect to assignment of Beneficiary’s rights under the Purchase Agreement.

(Signatures are on following page. Remainder of the page intentionally left blank.)

Confidential and Proprietary	7	Gogo LLC

IN WITNESS WHEREOF, the parties have executed this Agreement by and through their duly authorized agents as of the Effective Date.

Depositor

Signature:

Name: Mark J. Silk

Title: President

Company: ThinKom Solutions, Inc.

Date:

Contract Negotiated by: Mark J. Silk

Negotiator Telephone: 310-802-2696

Beneficiary

Signature:

Name:

Title:

Company:

Date:

Contract Negotiated by:

Negotiator Telephone:

Escrow Associates, LLC

Signature:

Name:

Title:

Date:

Confidential and Proprietary	8	Gogo LLC

Appendix A

Schedule of Fees

(Initial Year / Renewal)

Three-Party Agreement & Deposit Evaluation Services	[***]

Three-Party escrow agreement includes, all protections and full client services. Also includes Escrow Associates’ deposit tracking service and deposit evaluation services & reports.

•	Three-Party agreement services +

•	Deposit evaluation & reporting to test for presence of source code and documentation, includes virus scan, media test and file listings (up to 4 X / year)

•	Deposit tracking services provides quarterly statements which will be emailed to Depositor with a copy to Beneficiary for every account

Three-Party Agreement	[***]

Three-Party escrow agreement includes:

•	Contract review & agreement drafting assistance

•	Customization & set-up of agreement

•	Twelve updates to escrow deposit material

•	FTP depositing services (up to 750 MB / Update)

•	Online account management

•	Notifications to all parties

•	Deposit account w/ state of the art media vault storage

Optional - Full Technical Verification	Call / Quote

Per project fee. During Deposit Compilation, Escrow Associates will simulate a release of the escrow deposit by conducting the verification process necessary to convert deposited materials into executable form. Once a Deposit Compilation is successful, the End-User can be confident that the materials in escrow are sufficient and comprehensive.

Escrow Associates will verify the process necessary to convert deposited materials into executable form by following the necessary steps. Test includes:

•	Construction of the build platform

•	Validation of the build instructions by following steps through the compile process

•	Troubleshooting of problems encountered, review and correction of errors with Depositor

•	Deposit Compilation Report to include:

•	Identification of any errors encountered and error logs, if appropriate

•	Escrow Associates’ recommendations

•	Production of executable form for End-User acceptance testing

Confidential and Proprietary	9	Gogo LLC

Appendix B

Deposit Materials

Please complete Appendix B form and enclose a copy with the Deposit Materials or contact us for details on electronic depositing.

Attn: Vault Manager

Escrow Associates, LLC

8302 Dunwoody Place, Suite 150

Atlanta, GA 30350 USA

info@escrowassociates.com

1-800-813-3523

Company Name:

Escrow Associates Account Number:

Product Name & Version:

☐	Three-Party Agreement	☐	New Deposit Account

☐	Two-Party Agreement	☐	Update to existing Deposit Account

Please list specific Beneficiaries under a Two-Party Agreement associated with this product/ update or check here to apply to all Beneficiaries:  ☐

Media Description:

Quantity	Type	Description / Label

DVD/CDR

DAT/DDS Tape

Documentation

Other

Deposit Prepared by:	Deposit Accepted by (Escrow Associates):

Signed:	Signed:

E-mail:	Name:

Date:	Date:

Confidential and Proprietary	10	Gogo LLC

Credit Card/Wire Transfer Payment Form

CREDIT CARD PAYMENT INFORMATION Please fill out all information below.

Company Name / Account Number:

Escrow Associates Invoice Number:

Card Type (Amex / Visa / etc.):

Transaction Amount:

Credit Card Number:

Expiration Date:

CVV Code:

Billing Name:

Billing Address:

Billing City State Zip:

Client Signature:	Title:

Print Name:	Date:

☐ Please bill my card annually for these fees.

WIRE TRANSFER PAYMENT INFORMATION

Please contact Escrow Associates, LLC for ACH / Wire Transfer Information at: 1-800-813-3523 or accounts@escrowassociates.com

Please contact us directly with any questions! Thank you for your business!

Confidential and Proprietary	11	Gogo LLC

SCHEDULE 1

Product Specifications

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